_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

August 29, 2003

(Date of earliest event reported)

SUITE 101.COM, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits, if any, are filed as a part of this report:

a)

GeoGlobal Resources (India) Inc. financial statements:

Independent Auditor's Report

Balance Sheets as at June 30, 2003 (unaudited) and December 31, 2002 (audited);

Statements of Operations for the six months ended June 30, 2003 (unaudited), from inception to December 31, 2002 (audited) and from inception to June 30, 2003 (unaudited);

Statements of Shareholder’s Equity for the period ended June 30, 2003 (unaudited) and from inception to December 31, 2002 (audited);

Statements of Cash Flows for the six months ended June 30, 2003 (unaudited), from inception to December 31, 2002 (audited) and from inception to June 30, 2003 (unaudited);

Notes to the financial statements as at and for the six months ended June 30, 2003 (unaudited) and for the  period from inception to December 31, 2002 (audited).

b)

Suite101.com, Inc. pro-forma financial statements:

Pro-forma Consolidated Balance Sheets as at June 30, 2003;

Pro-forma Consolidated Statement of Operations for the period ended June 30, 2003;

Pro-forma Consolidated Balance Sheets as at December 31, 2002;

Pro-forma Consolidated Statement of Operations for the year ended December 31, 2002;

Notes to the Pro-forma Consolidated Financial Statements June 30, 2003 and December 31, 2002.

Item 7(a).  GeoGlobal Resources (India) Inc. financial statements

INDEPENDENT AUDITORS' REPORT

To the Shareholder of

GeoGlobal Resources (India) Inc.

We have audited the balance sheet of GeoGlobal Resources (India) Inc. as at December 31, 2002 and the statement of operations, shareholder’s equity and cash flows for the period from August 21, 2002 (inception) to December 31, 2002.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards.  These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and its cash flows for the period then ended in accordance with United States generally accepted accounting principles.

Calgary, Alberta, Canada

 “Grant Thornton LLP (signed)”

October 31, 2003

            Chartered Accountants

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Balance Sheets

	June 30-2003 (unaudited)	December 31-2002 (audited)
	US $	US $

Assets
Current
Cash and cash equivalents	1,611	272

Deferred acquisition costs	44,000	--
Property and equipment (note 3)	151,454	49,148

	197,065	49,420

Liabilities
Current
Accounts payable and accruals	91,136	6,371
Note payable (note 5)	75,000	--
Due to shareholder (note 6a)	93,370	44,950
Due to related company (note 6b)	69,818	11,848

	329,324	63,169

Shareholder's Equity
Capital stock
Authorized
Unlimited number of voting common shares
Unlimited number of non-voting common shares
Unlimited number of preferred shares with no nominal or par value

Issued
1,000 voting common shares	64	64
Deficit accumulated during the development stage	(132,323)	(13,813)

	(132,259)	(13,749)

	197,065	49,420

See Commitments (note 7).

The accompanying notes are an integral part of these financial statements.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Statements of Operations

	Six months ended June 30-2003 (unaudited)	Inception to December 31-2002 (audited)	Inception to June 30-2003 (unaudited)
	US $	US $	US $

Expenses
General and administration	60,300	6,198	66,498
Professional fees	19,758	6,917	26,675
Foreign exchange	23,074	--	23,074
Depreciation and depletion	15,378	698	16,076

Net loss	(118,510)	(13,813)	(132,323)

Net loss per share – basic and diluted	(118.51)	(13.81)

The accompanying notes are an integral part of these financial statements.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Statements of Shareholder's Equity

	Capital Stock			Accumulated Deficit US $	Total Shareholder’s Equity US $
	Shares	Price US $	Amount US $

Balance, beginning of period	--	--	--	--	--

Shares issued on incorporation	1,000	0.064	64	--	64

Net loss	--	--	--	(13,813)	(13,813)

Balance, December 31, 2002	1,000	0.064	64	(13,813)	(13,749)

Net loss (unaudited)	--	--	--	(118,510)	(118,510)

Balance, June 30, 2003 (unaudited)	1,000	0.064	64	(132,323)	(132,259)

The accompanying notes are an integral part of these financial statements.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Statements of Cash Flows

	Six months ended June 30-2003 (unaudited)	Inception to December 31-2002 (audited)	Inception to June 30-2003 (unaudited)
	US $	US $	US $

Cash flows provided by (used in) operating activities
Net loss	(118,510)	(13,813)	(132,323)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and depletion	15,378	698	16,076
	(103,132)	(13,115)	(116,247)

Changes in operating liabilities:
Accounts payable and accruals	84,765	6,371	91,136
Due to shareholder	19,706	6,952	26,658
	1,339	208	1,547

Cash flows provided by (used in) investing activities
Property and equipment	(117,684)	(49,846)	(167,530)
Changes in investing liabilities:
Note payable	75,000	--	75,000
Due to shareholder	28,714	37,998	66,712
Due to related company	13,970	11,848	25,818
	--	--	--

Cash flows provided by financing activities
Proceeds from the issuance of common stock	--	64	64
Deferred acquisition costs	(44,000)	--	(44,000)
Change in financing liabilities:
Due to related company	44,000	--	44,000
	--	64	64

Net increase	1,339	272	1,611

Cash and cash equivalents, beginning of period	272	--	--

Cash and cash equivalents, end of period	1,611	272	1,611

The accompanying notes are an integral part of these financial statements.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

1.

Nature of operations

The Company was incorporated under the laws of the Province of Alberta on August 21, 2002 and on June 27, 2003, the Company discontinued under Section 182 of the Business Corporations Act (Alberta), Canada and continued under Section 356.2(1) of the Companies Act (Barbados), West Indies.  These financial statements reflect the six month period ended June 30, 2003 with comparative figures for the period of operations from inception, being August 21 to December 31, 2002 and from inception to June 30, 2003.

The Company is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the efforts of the Company have been devoted to the pursuit of Production Sharing Contracts with the Government of India and the development thereof.  To date, the Company has not earned revenue from these operations and is considered to be in the development stage.  The costs incurred to date with respect to the acquisition of these contracts and the development thereof, are recognized in these financial statements in accordance with the accounting policies summarized in note 2 and do not necessarily reflect present or future values.  The recoverability of these amounts is uncertain and dependent upon achieving commercial production or sale, the ability of the Company to obtain sufficient financing to complete its obligations in India and upon future profitable operations.

2.

Significant accounting policies

a)

Basis of presentation

These financial statements have been prepared in accordance with United States generally accepted accounting principles within the framework of the accounting policies summarized below which conforms in all material respects with Canadian generally accepted accounting principles.

b)

Interim Financial Statements

The accompanying financial statements as of and for the six months ended are unaudited.  In the opinion of management, such statements include all adjustments (consisting of normal recurring accruals), which are necessary for a fair presentation of the financial position of the Company at June 30, 2003 and its results of operations and cash flows for such period.  The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the operating results for the full year.

c)

Property and equipment

i)

Capitalized costs

The Company follows the full cost method of accounting for its petroleum and natural gas operations.  Under this method all costs related to the exploration for and development of petroleum and natural gas reserves are capitalized.  Costs include land acquisition costs, geological and geophysical expenses, costs of drilling both productive and non-productive wells and related overhead costs.  Proceeds from the sale of properties will be applied against capitalized costs, without any gain or loss being realized, unless such sale would significantly alter the rate of depletion and depreciation.

ii)

Depreciation and depletion

Depreciation of the computer equipment is provided for on a declining-balance basis at 30% per annum.

Upon the commencement of economic production quantities of oil and gas, depletion of exploration and development costs and depreciation of production equipment will be provided on a country-by-country basis using the unit-of-production method based upon estimated proven petroleum and natural gas reserves.  The costs of acquiring and evaluating unproved properties and major development properties will be excluded from costs until it is determined whether or not proved reserves are attributable to the properties, the major development projects are completed, or impairment occurs.  For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves will be converted into equivalent units based upon estimated relative energy content.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

2.

Significant accounting policies (continued)

iii)

Ceiling test

In applying the full cost method, the Company will be calculating a ceiling test whereby the carrying value of petroleum and natural gas properties and production equipment, net of recorded future income taxes is limited to the present value of after tax future net revenues from proven reserves, discounted at 10% (based on prices and costs at the balance sheet date calculated quarterly), plus the lower of cost and fair value of unproven properties.  Should this comparison indicate an excess carrying value, the excess will be charged against earnings as additional depletion and depreciation.

iv)

Future site restoration and abandonment costs

Estimated costs of future site restoration and abandonments, net of recoveries, will be provided for over the life of proven reserves on a unit-of-production basis.  An annual provision will be recorded as additional depreciation and depletion.  Costs will be based on engineering estimates of the anticipated method and extent of site restoration in accordance with current legislation, industry practices and costs.  The accumulated provision will be reflected as a non-current liability and actual expenditures will be charged against the accumulated provision when incurred.

d)

Deferred acquisition costs

The deferred acquisition costs incurred during the period relate to costs associated with the acquisition of 100% of the outstanding capital stock from the sole shareholder of the Company by Suite101.com, Inc. and will be allocated to the cost of the acquisition as further outlined in note 9.

e)

Joint operations

All of the Company's petroleum and natural gas activities are conducted jointly with others.  These financial statements reflect only the Company's proportionate interest in such activities.

f)

Net loss per share

Net loss per share was calculated based upon the weighted average number of shares outstanding during the period using the treasury stock method of calculating diluted net loss per share.  The treasury stock method assumes any proceeds obtained upon exercise of options would be used to purchase common shares at the average market price during the period.  There are no differences between income and the weighted average number of shares used in the calculation of the basic net loss per share and that used in the calculation of diluted net loss per share.

g)

Financial instruments

The Company has estimated the fair value of its financial instruments which include cash and cash equivalents, accounts payable and accruals, note payable, due to shareholder, and due to related company.  The Company used valuation methodologies and market information available as at period end to determine that the carrying amounts of such financial instruments approximate fair value in all cases, unless otherwise noted.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments.

h)

Use of estimates

The preparation of the financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from estimated amounts as future confirming events occur.

i)

Cash and cash equivalents

Cash and cash equivalents include cash on hand, balances with banks and short-term deposits with original maturities of three months or less.  Bank borrowings are considered to be financing activities.

j)

Foreign currency

Foreign exchange gains or losses arising from the settlement of foreign currency denominated transactions are charged to operations in the period incurred. These foreign exchange gains and losses are converted at rates of exchange in effect at the date of the transaction.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

k)

Income taxes

Income taxes are recorded using the liability method of tax allocation.  Future income taxes are calculated based on temporary differences arising from the difference between the tax basis of an asset or liability and its carrying value using tax rates anticipated to apply in the periods when the temporary differences are expected to reverse.

l)

Revenue recognition

Revenue associated with the production and sales of crude oil, natural gas and natural gas liquids owned by the Company will be recognized when title passes from the Company to its customer.

3.

Property and equipment

	June 30-2003 (unaudited) US $	December 31-2002 (audited) US $

Exploration costs – India	67,327	21,925
Accumulated depletion	--	--
	67,327	21,925

Computer equipment	100,203	27,921
Accumulated depreciation	(16,076)	(698)
	84,127	27,223

	151,454	49,148

a)

Capitalized overhead costs

During the six months ended June 30, 2003, the Company capitalized certain overhead costs of $45,402 (2002 - $21,925) directly related to the exploration activities in India.

b)

Production Sharing Contract

On August 27, 2002, the Company together with its joint venture partners, Jubilant Enpro Limited (“Enpro”) and Gujarat State Petroleum Corporation Limited (“GSPC”) entered into a Joint Bidding Agreement for the purposes of submitting a bid for Exploration Block KG-OSN-2001/3 (“Exploration Block”) offered by the Government of India under the New Licensing Policy Third Round (“NELP III”).  This Exploration bid was awarded on November 29, 2002, by the Directorate General of Hydrocarbons under the Ministry of Petroleum & Natural Gas of India.

On February 4, 2003, the Company, as to 10% Participating Interest (net 5% - see note 3d) along with Enpro and GSPC, as to their 10% and 80% Participating Interest respectively entered into a Production Sharing Contract (“PSC-KG”) with the Government of India.

The PSC-KG allows the joint venture partners to explore for petroleum and natural gas over the next 6.5 years on the Exploration Block subject to the work commitment as outlined in note 7.

c)

Carried Interest Agreement

On August 27, 2002, the Company entered into a Carried Interest Agreement (“CIA”) with GSPC, which grants the Company a 10% carried interest (net 5% - see note 3d) in the Exploration Block. The CIA provides that GSPC is responsible for all of the Company’s share of any and all costs incurred during the Exploration Phase prior to the date of initial commercial production.

As at June 30, 2003, GSPC has incurred costs of Rs. 4,11,27,539 (approximately US$887,121) attributable to the Company under the CIA of which 50% is for the account of Roy Group (Mauritius) Inc. under the terms of the Participating Interest Agreement described under note 3d.  See note 7 for further discussion.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

3.

Property and equipment (continued)

d)

Participating Interest Agreement

On March 27, 2003, the Company entered into a Participating Interest Agreement (“PIA”) with Roy Group (Mauritius) Inc. (“RGM”), a related party, whereby the Company assigned and holds in trust for RGM subject to Government of India consent, 50% of the benefits and obligations of the PSC-KG and the CIA leaving the Company with a net 5% Participating Interest in the PSC-KG and a net 5% carried interest in the CIA.  Under the terms of the Participating Interest Agreement, until the Government of India consent is obtained, the Company retains the exclusive right to deal with the other parties to the PSC-KG and the CIA and is entitled to make all decisions regarding the interest assigned to RGM and RGM agreed to be bound by and responsible for the actions taken by, obligations undertaken and costs incurred by the Company in regard to RGM's interest and to be liable to the Company for its share of all costs, interests, liabilities and obligations arising out of or relating to the RGM interest.  RGM agreed to indemnify the Company against any and all costs, expenses, losses, damages or liabilities incurred by reason of RGM's failure to pay the same.  Subject to obtaining the government consent to the assignment, RGM is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the PSC-KG.  The Company has a right of set-off against sums owing to the Company by RGM.  In the event that the Indian government consent is delayed or denied resulting in either RGM or the Company being denied an economic benefit it would have realized under the PIA, the parties agreed to amend the PIA or take other reasonable steps to assure that an equitable result is achieved consistent with the parties intentions contained in the PIA.  As a consequence of this transaction the Company reports its holdings under the PSC-KG and CIA as a net 5% Participating Interest.

4.

Income taxes

a)

Expected income tax expense

The provision for income taxes differs from the results which would be obtained by applying the combined Federal and Provincial tax rate of approximately 39.5% (2002 - 42.12%) to the loss before income taxes.  This difference results from the following items:

	June 30-2003 (unaudited) US $	December 31-2002 (audited) US $

Expected income tax expense (recovery)	(46,811)	(5,818)
Increase (decrease) resulting from:
Valuation allowance	(5,925)	5,925
Statutory tax rate reduction	368	--
Expired tax deductions	52,368	--
Other	--	(107)
Provision for income taxes	--	--

b)

Future income taxes

The Company has not recognized the future income tax asset.  The components of the net future income tax asset consist of the following temporary differences:

	June 30-2003 (unaudited) US $	December 31-2002 (audited) US $

Property and equipment	--	294
Non-capital loss carry forward	--	5,631
	--	5,925
Valuation allowance	--	(5,925)
	--	--

As a result of the continuance of the Company under Section 356.2(1) of the Corporations Act (Barbados), there were no temporary differences as the tax basis of the assets and liabilities equate to the carrying value of the assets and liabilities .

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

c)

Loss carry forwards

The Company has nil (2002 - $13,369) of available loss carry forwards for Canadian income tax purposes which have not been reflected in these financial statements.  These losses expired on June 27, 2003 when the Company was discontinued under Section 182 of the Business Corporations Act (Alberta), Canada.

5.

Note payable

On April 4, 2003, the Company borrowed $75,000 from Suite101.com, Inc. by way of a promissory note.  The note is due on demand after August 2, 2003, bears no interest and is unsecured.

6.

Related party transactions

Related party transactions are measured at the exchange amount which is the amount of consideration established and agreed by the related parties.

a)

Due to shareholder

At June 30, 2003, the Company owed the sole shareholder $93,370 (December 31, 2002 -$44,950) as a result of cash advances.  The advances bear no interest and have no set terms of repayment.

b)

D.I. Investments Ltd.

DI Investments Ltd. is related to the Company by common management and is controlled by a director of the Company.  At June 30, 2003, the Company owed D.I. Investments Ltd. $69,818 (December 31, 2002 - $11,848) as a result of cash advances.  These advances bear no interest and have no set terms of repayment.

c)

Roy Group (Mauritius) Inc.

Roy Group (Mauritius) Inc. is related to the Company by common management and is controlled by a director of the Company.  On March 27, 2003, the Company entered into a Participating Interest Agreement with the related party as outlined in note 3d.

7.

Commitments

Under the terms of the PSC-KG, the three parties to the PSC-KG have committed to the government of India, an Exploration Work Program as further outlined below.  All of the Company’s share of any and all costs incurred during the Exploration Phase prior to the date if initial commercial production are the responsibility of GSPC pursuant to the Carried Interest Agreement executed on August 27, 2002, as outlined in note 3c.

a)

Phase I (2.5 years)

(i)

1250 km2 3D seismic program consisting of acquisition, processing and interpretation

(i)

reprocessing of 2298.4 km of 2D seismic data

(ii)

bathymetric survey and seabed sampling

(iii)

drill 14 exploratory wells between 900 to 4118 meters.

b)

Phase II (2.5 years)

(i)

bathymetric survey and seabed sampling

(ii)

drill 4 exploratory wells between 1100 to 2850 meters.

c)

 Phase III (1.5 years)

(i)

bathymetric survey and seabed sampling

(ii)

drill 2 exploratory wells to 1550 and 1950 meters.

d)

Land Relinquishment

(i)

Phase I – 25%

(ii)

Phase II – 25%

(iii)

Phase III – 100% except for development and discovery areas.

GeoGlobal Resources (India) Inc.

(A Development Stage Company)

Notes to the Financial Statements

Information as at June 30, 2003 and for the six month period ended June 30, 2003 is unaudited

Under the terms of the CIA, all of the Company's and RGM's proportionate share of capital costs for exploration and development activities will be recovered by GSPC without interest over the projected production life or ten years, whichever is less, from oil and natural gas produced on the Exploration Block.  The Company is not entitled to any share of production until GSPC has recovered the Company's share of the costs and expenses that were paid by GSPC on behalf of the Company.

8.

Segmented information

The Company’s petroleum and natural gas exploration and development activities are conducted in India.  Management of the Company considers the operations of the Company as one operating segment.  The following information relates to the Company’s geographic areas of operation.

	June 30-2003 (unaudited)		December 31-2002 (audited)
	Net loss US $	Assets US $	Net loss US $	Assets US $

Canada	(107,146)	67,671	(13,196)	3,453
India	(11,364)	129,394	(617)	45,967
	(118,510)	197,065	(13,813)	49,420

9.

Subsequent event

Suite101.com, Inc.

On August 29, 2003, pursuant to an agreement dated April 4, 2003 and amended August 29, 2003, the Company completed a transaction with Suite101.com, Inc. whereby Suite101 acquired 100% of the outstanding capital stock from the sole shareholder of the Company.  This transaction will be accounted for as a Reverse Takeover.

Item 7(b). Suite 101.com, Inc. pro-forma financial statements

Suite101.com, Inc.

Pro-forma Consolidated Balance Sheets

As at June 30, 2003

(Unaudited)

	Suite101 as at June 30-2003 (unaudited)	GeoGlobal as at June 30-2003 (unaudited)		Pro-forma Adjustments (note 2)	Pro-forma Consolidated as at June 30-2003 (unaudited)
	US $	US $		US $	US $
Assets
Current
Cash and cash equivalents	2,807,394	1,611		--	2,809,005
Accounts receivable	3,899	--		--	3,899
Prepaid expenses	8,419	--		--	8,419
Loan receivable	75,000	--	(d)	(75,000)	--
	2,894,712	1,611		(75,000)	2,821,323

Deferred acquisition costs	--	44,000	(e)	(44,000)	--
Property and equipment	--	151,454		--	151,454

	2,894,712	197,065		(119,000)	2,972,777

Liabilities
Current
Accounts payable and accruals	23,315	91,136		--	114,451
Loan payable	--	75,000	(d)	(75,000)	--
Note payable	--	--	(c)	2,000,000	2,000,000
Due to shareholder	--	93,370		--	93,370
Due to related company	--	69,818		--	69,818

	23,315	329,324		1,925,000	2,277,639

Shareholders’ equity
Capital stock	14,087	64	(c)	(14,087)	827,461
			(c)	871,397
			(e)	(44,000)
Additional paid-in capital	10,618,715	--	(c)	(10,618,715)	--
Deficit	(7,761,405)	(132,323)	(c)	7,761,405	(132,323)

	2,871,397	(132,259)		(2,044,000)	695,138

	2,894,712	197,065		(119,000)	2,972,777

See accompanying notes to the unaudited pro-forma consolidated financial statements

Suite101.com, Inc.

Pro-forma Consolidated Statements of Operations

For the period ended June 30, 2003

(Unaudited)

	Suite101 six months ended June 30-2003 (unaudited)	GeoGlobal six months ended June 30-2003 (unaudited)	Pro-forma Adjustments (note 2)	Pro-forma Consolidated six months ended June 30-2003 (unaudited)
	US $	US $	US $	US $

Revenue
Gain on disposal of subsidiary company	7,329	--	--	7,329
Other income, net	13,501	--	--	13,501
	20,830	--	--	20,830
Expenses
General and administration costs	248,316	60,300	--	308,616
Professional fees	--	19,758	--	19,758
Foreign exchange	76,415	23,074	--	99,489
Depreciation and depletion	--	15,378	--	15,378
	324,731	118,510	--	443,241

Net loss	(303,901)	(118,510)	--	(422,411)

Loss per share
Basic and diluted				(0.01)

Basic and diluted weighted average common shares outstanding				28,586,687

See accompanying notes to the unaudited pro-forma consolidated financial statements

Suite101.com, Inc.

Pro-forma Consolidated Balance Sheets

As at December 31, 2002

(Unaudited)

Suite101 as at Dec 31-2002 (audited)	GeoGlobal as at Dec 31-2002 (audited)		Pro-forma Adjustments (note 2)	Pro-forma Consolidated as at Dec 31-2002 (unaudited)
	US $	US $		US $	US $
Assets
Current
Cash and cash equivalents	3,030,507	272		--	3,030,779
Accounts receivable	22,111	--		--	22,111
Prepaid expenses	66,039	--		--	66,039
	3,118,657	272		--	3,118,929

Investments	1	--		--	1
Property and equipment	--	49,148		--	49,148

	3,118,658	49,420		--	3,168,078

Liabilities
Current
Accounts payable and accruals	23,401	6,371		--	29,772
Note payable	--	--	(c)	2,000,000	2,000,000
Due to shareholder	--	44,950		--	44,950
Due to related company	--	11,848		--	11,848

	23,401	63,169		2,000,000	2,086,570

Shareholders’ equity
Capital stock	14,087	64	(c)	(14,087)	1,095,321
			(c)	1,095,257
Additional paid-in capital	10,618,715	--	(c)	(10,618,715)	--
Deficit	(7,457,504)	(13,813)	(c)	7,457,504	(13,813)
Equity adjustment from foreign currency transaction	(80,041)	--	(c)	80,041	--

	3,095,257	(13,749)		(2,000,000)	1,081,508

	3,118,658	49,420		--	3,168,078

See accompanying notes to the unaudited pro-forma consolidated financial statements

Suite101.com, Inc.

Pro-forma Consolidated Statements of Operations

For the year ended December 31, 2002

(Unaudited)

	Suite101 year ended Dec 31-2002 (audited)	GeoGlobal inception to Dec 31-2002 (audited)	Pro-forma Adjustments (note 2)	Pro-forma Consolidated for the year ended Dec 31-2002 (unaudited)
	US $	US $	US $	US $

Revenue
Forfeited deposit	45,736	--	--	45,736
Other income, net	48,027	--	--	48,027
	93,763	--	--	93,763
Expenses
General and administration costs	341,932	6,198	--	348,130
Professional fees	--	6,917	--	6,917
Loss on disposal of property, plant and equipment	105,892	--	--	105,892
Depreciation and depletion	--	698	--	698
	447,824	13,813	--	461,637

Net loss from continuing operations	(354,061)	(13,813)	--	(367,874)

Loss from discontinued operations	(870,100)	--	--	(870,100)

Net loss	(1,224,161)	(13,813)	--	(1,237,974)

Loss per share
Basic and diluted				(0.04)

Basic and diluted weighted average common shares outstanding				28,586,687

See accompanying notes to the unaudited pro-forma consolidated financial statements

Suite101.com, Inc.

Notes to the Pro-forma Consolidated Financial Statements

June 30, 2003 and December 31, 2002

(Unaudited)

1.

Basis of Presentation

These unaudited pro-forma consolidated financial statements ("Pro-forma Financial Statements") have been prepared for inclusion in the Current Report on Form 8-K/A for August 29, 2003 for the acquisition by Suite101.com, Inc., a Deleware corporation ("Suite101") on August 29, 2003 of all of the issued and outstanding shares of GeoGlobal Resources (India) Inc. ("GeoGlobal"), a corporation existing under the laws of Barbados.

The Pro-forma Financial Statements have been prepared by the management of Suite101.com, Inc. ("Suite101") from the following sources:

a)

Suite101's audited consolidated financial statements for the year ended December 31, 2002;

b)

Suite101's unaudited financial statements for the six months ended June 30, 2003; and

c)

GeoGlobal's audited financial statements for the period of inception, August 21, 2002 to December 31, 2002 and GeoGlobal's unaudited financial statements for the six months ended June 30, 2003.

The pro-forma consolidated balance sheets give effect to the transactions described in Note 2 as if they had occurred at June 30, 2003 and December 31, 2002, while the pro-forma consolidated statements of operations give effect to these transactions as if they had occurred at the beginning of the respective disclosed periods.

These Pro-forma Financial Statements are unaudited and may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results that may be obtained in the future.

The accounting policies used in the preparation of these Pro-Forma Financial Statements are in accordance with those disclosed in GeoGlobal Resources (India) Inc. audited financial statements for the period ended December 31, 2002.

These Pro-forma Financial Statements should be read in conjunction with the published financial statements of Suite101 and the attached financial statements of GeoGlobal.

2.

Pro-forma adjustments and assumptions

These Pro-forma Financial Statements include the following assumptions and adjustments:

a)

The completion of the acquisition, which is more fully disclosed in the Current Report on Form 8-K of Suite101 dated August 29, 2003, results in the issuance and delivery by Suite101 of up to 34,000,000 common shares and delivery of Suite101's $2.0 million promissory note to Mr. Jean Paul Roy.  Of such shares, Suite101 issued and delivered to Mr. Roy, 14.5 million shares at the closing with the remaining shares delivered to Mr. Roy in escrow.  The promissory note bears no interest and $500,000 of the note was paid at the closing, $500,000 was paid on October 15, 2003, $500,000 is to be paid on January 15, 2004 and $500,000 is to be paid on June 30, 2004. The note is secured by the capital stock of GeoGlobal. Of the remaining 19.5 million shares issued to Mr. Roy in escrow, 14.5 million shares will be released for delivery to Mr. Roy only if the results of a 3D seismic program conducted on the exploration block during the initial exploration phase establishes the existence of a commercial basis for the commencement of an exploratory drilling program, or upon the actual commencement of a drilling program and the final 5.0 million shares will be released only if a commercial discovery is declared on the exploration block. Shares not released to Mr. Roy from the escrow will be surrendered back to Suite101. Mr. Roy has the voting rights of the shares during the term of the escrow. GeoGlobal has also acquired a right of first refusal to purchase a 5% carried interest in the Exploration Block that Mr. Roy will retain, subject to Government of India approval, through his affiliated company.

Suite101 Exploration Ltd.

Notes to the Pro-forma Consolidated Financial Statements

June 30, 2003 and December 31, 2002

(Unaudited)

In addition, pursuant to the terms of a Technical Services Agreement entered into by Suite101 with a corporation owned by Mr. Roy, Mr. Roy's corporation has agreed to provide services to Suite101 as assigned by Suite101 and to bring opportunities to Suite101.  The corporation receives consideration of $250,000 per year for an initial term of three years.

As a result of the transaction, Suite101 had as of August 29, 2003, 49,053,355 shares of common stock outstanding and options to purchase 80,000 shares at $1.50 which expire between November 22, 2003 and August 22, 2004.

b)

The transaction is considered to be a reverse takeover of Suite101 by GeoGlobal, as the former shareholder of GeoGlobal owns approximately 69.3% of the combined company, 69.2% diluted.  As such, these pro-forma financial statements will be a continuance of GeoGlobal.

In accordance with reverse take-over accounting, these Pro-forma Financial Statements have eliminated the shareholders’ equity of Suite101.

c)

The cost of the acquisition has been determined as follows:

	June 30-2003 US $	December 31-2002 US $

Net assets acquired
Current assets	2,894,712	3,118,657
Investment	--	1
Current liabilities	(23,315)	(23,401)

	2,871,397	3,095,257

Less debt obligation assumed	(2,000,000)	(2,000,000)

Net book value of indentifiable assets acquired	871,397	1,095,257

Consideration paid
Common shares issued	(871,397)	(1,095,257)

Excess purchase price	--	--

d)

On April 4, 2003, GeoGlobal borrowed $75,000 from Suite101 by way of a promissory note.  The promissory note is due on demand after August 2, 2003, bears no interest and is unsecured.  The inter-company balances have been eliminated in these pro-forma financial statements.

e)

The deferred acquisition costs have been eliminated against the capital stock.

f)

No future income tax debit resulting from available income tax loss carry forwards have been recognized in these Pro-forma Financial Statements.

g)

The pro-forma common share information has been calculated giving effect to the additional Suite101 common shares issued under the acquisition as if they had been issued at the beginning of the respective periods.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 14, 2003

SUITE 101.COM, INC.

(Registrant)

/s/ Allan J. Kent

Allan J. Kent

Executive VP & CFO